                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sections 240.14a-11(c) or Sections
    240.14a-12


                           NCI BUILDING SYSTEMS, INC.
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)      Title of each class of securities to which transaction applies:

       (2)      Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)      Proposed maximum aggregate value of transaction:

       (5)      Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)      Amount Previously Paid:

       (2)      Form, Schedule or Registration Statement No.:

       (3)      Filing Party:

       (4)      Date Filed:

                                February 2, 1999



Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. (the "Company") to be held at 10:00 a.m. local time, on Wednesday, March 17, 1999, at the offices of the Company located at 7301 Fairview, Houston, Texas. At this meeting you will be asked to:

          (i) Elect three directors to serve until the Annual Meeting of Stockholders to be held in 2002; and

         (ii) Transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

         It is important that your shares be represented at the Annual Meeting of Stockholders; therefore, if you do not expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope at your earliest convenience.

                                       Very truly yours,

                                       /s/ C.A. RUNDELL, JR.

                                       C.A. Rundell, Jr.,
                                      Chairman of the Board









Houston, Texas
February 2, 1999

                           NCI BUILDING SYSTEMS, INC.
                                  7301 FAIRVIEW
                              HOUSTON, TEXAS 77041

                          ----------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 17, 1999

                          ----------------------------


         The Annual Meeting of Stockholders (the "Annual Meeting") of NCI Building Systems, Inc., a Delaware corporation (hereinafter the "Company"), will be held at the offices of the Company located at 7301 Fairview, Houston, Texas, on Wednesday, March 17, 1999, at 10:00 a.m. local time. The Annual Meeting will be held for the following purposes:

              1. The election of three directors to serve until the Annual Meeting of Stockholders to be held in 2002; and

              2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on January 27, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting for examination by any stockholder.

         It is desirable that as large a proportion as possible of the stockholders' interests be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO THE COMPANY IN THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the Annual Meeting, withdrawing your proxy and voting your shares personally. Please date, sign and return the enclosed proxy immediately in the stamped envelope provided.

                                       By Order of the Board of Directors

                                       /s/ DONNIE R. HUMPHRIES

                                             Donnie R. Humphries,
                                                  Secretary


Houston, Texas
February 2, 1999

                           NCI BUILDING SYSTEMS, INC.
                                  7301 FAIRVIEW
                              HOUSTON, TEXAS 77041
                                 (713) 466-7788


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 17, 1999


         This Proxy Statement is furnished to stockholders of NCI Building Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held March 17, 1999 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy on the enclosed form may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting personally. Attendance at the Annual Meeting will not constitute automatic revocation of the proxy.

         This Proxy Statement and the enclosed proxy form are first being sent to stockholders on or about February 5, 1999.

                      ACTION TO BE TAKEN AT ANNUAL MEETING

         When stockholders have appropriately specified how their proxies should be voted, the proxies will be voted accordingly. Unless the stockholder otherwise specifies therein, the accompanying proxy will be voted (i) FOR the election as directors of the nominees listed under "Election of Directors" and
(ii) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting. The Board of Directors does not know of any such other matter or business.

                         PERSONS MAKING THE SOLICITATION

         The accompanying proxy is being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne entirely by the Company and no other person or persons will bear those costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company.

                            OUTSTANDING CAPITAL STOCK

         The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 27, 1999. At the close of business on that date the Company had 18,363,300 shares of Common Stock, $0.01 par value per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting.

         The following table sets forth, as of January 1, 1999 (the "Ownership Date"), the number of shares of Common Stock beneficially owned by (1) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director and each nominee for director, (3) the Company's Chief Executive Officer and each of the persons who were the Company's four other most highly compensated executive officers at the end of the 1998 fiscal year, (4) the two other most highly compensated individuals who served as executive officers during the 1998 fiscal year and (5) all directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to such Common Stock.

                                                                                 Beneficial Ownership(1)
                                                                                ------------------------
                 Name of Beneficial                                             Number of
                   Owner or Group                                                Shares          Percent
                 ------------------                                             ---------        -------
                 Johnie Schulte, Jr.(2)                                          946,198          5.1%
                 A.R. Ginn                                                       500,000          2.7%
                 Daniel D. Zabcik(3)                                             312,010          1.7%
                 Kenneth W. Maddox                                               243,000          1.3%
                 C.A. Rundell, Jr.(4)                                            235,588          1.3%
                 Gary L. Forbes(5)                                               204,500          1.1%
                 Leonard F. George(6)                                            169,778             *
                 Alvan E. Richey, Jr.(7)                                          83,580             *
                 Robert J. Medlock(8)                                             76,844             *
                 Thomas C. Arnett(9)                                              40,574             *
                 William D. Breedlove(10)                                         22,078             *
                 Robert N. McDonald(10)                                           18,078             *

                 All directors and executive officers as a group
                        (12 persons)(11)                                       2,979,767         15.8%

--------------------
*  Less than one percent

(1) Includes shares beneficially owned by such persons, including shares owned pursuant to the Company's 401(k) Profit Sharing Plan. If a person has the right to acquire beneficial ownership of any shares by exercise of options on or before March 1, 1999, such shares are deemed beneficially owned by such person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he owns. Such shares are not included in the computations for any other person.

(2) Includes 2,200 shares held by a trust for the benefit of Mr. Schulte's grandson, of which Mr. Schulte is a trustee and may be deemed to share voting and investment power with respect to such shares. Mr. Schulte disclaims beneficial ownership of such shares. Also includes options to purchase 181,166 shares held by Mr. Schulte which were exercisable as of the Ownership Date. Mr. Schulte also holds an option to purchase an additional 65,000 shares that were not exercisable. The principal business address of Mr. Schulte is 7301 Fairview, Houston, Texas 77041.

(3) Includes 90,000 shares held in a testamentary trust, of which Mr. Zabcik is sole trustee, for the benefit of his children, 38,294 shares held by a family general partnership of which Mr. Zabcik has management authority, and options to purchase 40,500 shares held by Mr. Zabcik that were exercisable as of the Ownership Date. Mr. Zabcik also holds options to purchase an additional 3,500 shares that were not exercisable.

(4) Includes 12,000 shares held by The Rundell Foundation, of which Mr. Rundell is a trustee and may be deemed to share voting and investment power with respect to such shares. Mr. Rundell disclaims beneficial ownership of such shares. Also includes options to purchase 25,000 shares held by Mr. Rundell that were exercisable as of the Ownership Date. Mr. Rundell also holds options to purchase an additional 65,000 shares that were not exercisable.

(5) Includes 200,000 shares held by Equus II Incorporated, of which Mr. Forbes is a Vice President and may be deemed to share voting and investment power with respect to such shares. Mr. Forbes disclaims beneficial ownership of such shares. Also includes options to purchase 500 shares held by Mr. Forbes that were exercisable as of the Ownership Date. Mr. Forbes also holds options to purchase an additional 3,500 shares that were not exercisable.

(6) Includes options to purchase 164,528 shares held by Mr. George that were exercisable as of the Ownership Date. Mr. George also holds options to purchase an additional 47,000 shares that were not exercisable.

(7) Includes options to purchase 80,554 shares held by Mr. Richey that were exercisable as of the Ownership Date. Mr. Richey also holds options to purchase an additional 43,000 shares that were not exercisable.

(8) Includes options to purchase 72,448 shares held by Mr. Medlock that were exercisable as of the Ownership Date. Mr. Medlock also holds options to purchase an additional 38,500 shares that were not exercisable.

(9) Includes 40,074 shares held by La Plaza Partnership, of which Mr. Arnett is a general partner and may be deemed to share voting and investment power with respect to such shares. Also includes options to purchase 500 shares held by Mr. Arnett that were exercisable as of the Ownership Date. Mr. Arnett also holds options to purchase an additional 3,500 shares that were not exercisable.

(10) Includes options to purchase 12,078 and 18,078 shares held by Messrs. Breedlove and McDonald, respectively, that were exercisable as of the Ownership Date. Each of Messrs. Breedlove and McDonald also holds options to purchase an additional 3,500 shares that were not exercisable.

(11) In addition to the shares identified in notes (2) through (6) and (8) through (10), includes options to purchase 7,500 shares held by other officers that were exercisable as of the Ownership Date. These other officers also hold options to purchase an additional 2,500 shares that were not exercisable.

                                QUORUM AND VOTING

         The presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. Abstentions will be included in vote totals and, as such, will have the same effect as a negative vote on each proposal other than the election of directors. Broker non-votes (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, will not be included in vote totals and, as such, will have no effect on any proposal. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. All other matters that properly come before the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                              ELECTION OF DIRECTORS

         Three Class III directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting of Stockholders to be held in 2002 or until their respective successors are duly elected and qualified. Stockholders are not permitted to cumulatively vote their shares in connection with the election of directors.

         Set forth below is certain information concerning the persons nominated for election as directors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES.

CLASS III NOMINEES TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2002:

         WILLIAM D. BREEDLOVE

         Mr. Breedlove, age 58, has served as a director of the Company since March 1992. Mr. Breedlove has been Vice Chairman of Hoak Breedlove Wesneski & Co., an investment banking firm, since August 1996. Previously, he served as Chairman and Managing Director of Breedlove Wesneski & Co., a private merchant banking firm, for over five years.

         ROBERT J. MEDLOCK

         Robert J. Medlock, age 59, has served as Executive Vice President of the Company since December 1998 and Chief Financial Officer and Treasurer of the Company since February 1992 and as Vice President, Chief Financial Officer and Treasurer of the Metal Buildings Division since May 1998. From February 1992 until December 1998, he served as a Vice President of the Company. He was a Vice President and the Chief Financial Officer of American Buildings Company ("ABC"), a metal building manufacturer, from 1973 to 1978. Mr. Medlock is a certified public accountant.

         JOHNIE SCHULTE, JR.

         Mr. Schulte, age 63, a founder of the Company, has been a director and Chief Executive Officer of the Company since 1984 and has served as the President and Chief Executive Officer of the Metal Buildings Division since May 1998. From 1984 until December 1998, he served as President of the Company. Mr. Schulte founded and was President of Mid-West Steel Buildings Co., Inc. from 1970 until its sale to ABC in 1980. Mr. Schulte remained as President of the Mid-West Metallic Division of ABC until 1984, when he left to form the Company. Mr. Schulte has over 44 years of experience in the metal building industry.

         The present directors of the Company whose terms will expire after 1999 are as follows:

CLASS I DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2000:

         THOMAS C. ARNETT

         Mr. Arnett, age 66, has served as a director of the Company since April 1989. Mr. Arnett is currently retired and manages his own investments. Most recently prior to his retirement, Mr. Arnett served from 1977 to 1985 as Executive Vice President of Cronus Industries, Inc. (now BRC Holdings, Inc.) ("Cronus"), at that time the parent corporation of ABC and, through other subsidiaries, a manufacturer of feedwater heaters and condensers for the power industry and a provider of information management systems and services to county and other governments.

         A. R. GINN

         Mr. Ginn, age 59, has served as President of the Company since December 1998, as a director and Chief Operating Officer of the Company since May 1998 and as President and Chief Executive Officer of the Metal Components Division and Chief Executive Officer of the Metal Coaters Division since May 1998. From May 1998 until December 1998, he served as Executive Vice President of the Company. Previously, he served as a director and the President of Metal Building Components, Inc., the largest domestic manufacturer of nonresidential metal components ("MBCI"), from 1976 until the Company's acquisition of MBCI in May 1998 and was Chief Executive Officer of the Metal Coaters Division of MBCI from 1987 to May 1998. Mr. Ginn has over 40 years of experience in the metal building and components industry. Mr. Ginn worked for four years with A&S Steel Buildings and spent 14 years with Metallic Building Company, where he was Vice President of Operations for seven years. Mr. Ginn is the father of Kelly R. Ginn, one of the other key managers of the Company.

         KENNETH W. MADDOX

         Mr. Maddox, age 51, has served as Executive Vice President, Administration of the Company since December 1998 and as a director of the Company and as Vice President and Chief Financial Officer of the Metal Components Division and the Metal Coaters Division since May 1998. From May 1998 until December 1998, he served as a Vice President of the Company. Previously, he served as the Chief Financial Officer and Treasurer of MBCI from 1980 until May 1998.

         DANIEL D. ZABCIK

         Mr. Zabcik, age 69, has been a director of the Company since April 1989 and served as an Executive Vice President of the Company from April 1989 until October 1993, when he resigned as an officer and assumed part-time employee status until his retirement in early 1997. Since 1986, Mr. Zabcik has also served as a director of Southwest Bolt, Inc., a distributor of structural bolts. From 1980 until April 1989, Mr. Zabcik was employed as President, Executive Vice President and Vice Chairman of the Mid-West Metallic division of ABC. Mr. Zabcik has over 40 years of experience in the metal building industry. Mr. Zabcik is a licensed engineer and served on the Executive Committee of the Metal Building Manufacturers Association in 1993.

CLASS II DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2001:

         GARY L. FORBES

         Mr. Forbes, age 54, has served as a director of the Company since December 1991. Mr. Forbes has been a Vice President of Equus II Incorporated, an investment company, since November 1991. Mr. Forbes is also a director of Consolidated Graphics, Inc., a commercial printing company, Advanced Technical Products, Inc., a manufacturer of aerospace parts, and Drypers Corporation, a manufacturer of disposable diapers. Mr. Forbes is a certified public accountant.

         ROBERT N. MCDONALD

         Mr. McDonald, age 71, has served as a director since March 1992. Mr. McDonald is currently retired. Most recently prior to his retirement, Mr. McDonald served as a marketing consultant for ABC from 1985 until February 1992 and as a director of that company from 1989 to 1990. From 1956 to 1970, Mr. McDonald was employed by Butler Manufacturing Company, a metal building manufacturer, and served as Vice President of Marketing for ABC from 1970 to 1978.

         C.A. RUNDELL, JR.

         Mr. Rundell, age 67, has served as a director and Chairman of the Board of the Company since April 1989. Since May 1988, Mr. Rundell has owned and operated Rundell Enterprises, a sole proprietorship engaged in providing acquisition and financial consulting services to various business enterprises. Mr. Rundell is a director and a member of the Executive Committee of Tyler Corporation, a provider of information management systems and services for county governments and other enterprises and a distributor of automotive aftermarket parts ("Tyler"). Mr. Rundell was the President and Chief Executive Officer of Tyler from October 1997 to December 1998, Chairman of the Board of Tyler from October 1996 until October 1997, and its temporary Chief Executive Officer from October 1996 to March 1997. Mr. Rundell is also a director of Dain Rauscher Corporation, a holding company for a full-service regional brokerage and investment banking company, and Tandy Brands Accessories, Inc., a manufacturer of accessories for men, women and boys.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND OTHER KEY MANAGERS

         The executive officers and other key managers of the Company are as follows:

         Name                                        Position
         ----                                        --------
         Executive Officers:
         C. A. Rundell, Jr.                          Chairman of the Board of the Company
         Johnie Schulte, Jr.                         Chief Executive Officer and Chairman of the Executive Committee
                                                     of the Company; President and Chief Executive Officer of Metal
                                                     Buildings Division
         A.R. Ginn                                   President and Chief Operating Officer of the Company; President
                                                     and Chief Executive Officer of Metal Components Division; Chief
                                                     Executive Officer of Metal Coaters Division
         Robert J. Medlock                           Executive Vice President, Chief Financial Officer and Treasurer of the
                                                     Company; Vice President, Chief Financial Officer and Treasurer
                                                     of Metal Buildings Division
         Kenneth W. Maddox                           Executive Vice President, Administration of the Company; Vice
                                                     President and Chief Financial Officer of Metal Components
                                                     Division and Metal Coaters Division
         Donnie R. Humphries                         Secretary of the Company; Vice President, Human Relations of
                                                     Metal Buildings Division
         Other Key Managers:
         Jerry D. Boen                               Vice President, Marketing of Metal Components Division
         David B. Curtis                             President of Doors & Building Components Division
         Charles W. Dickinson                        Vice President, Sales of Metal Components Division
         John T. Eubanks                             President of Mesco Metal Buildings Division
         Leonard F. George                           Executive Vice President of Metal Buildings Division
         Kelly R. Ginn                               Vice President, Manufacturing of Metal Components Division
         John W. Holmes                              President of Metal Prep Division
         Richard F. Klein                            President and Chief Operating Officer of Metal Coaters Division
         Fredrick D. Koetting                        Vice President, Operations of Metal Buildings Division
         Alvan E. Richey, Jr.                        Vice President, Sales and Marketing of Metal Buildings Division

         Executive Officers:

         Information concerning the business experience of Messrs. Rundell, Schulte, Ginn, Medlock and Maddox is provided under the section entitled "Election of Directors."

         Donnie R. Humphries, age 49, has been Secretary of the Company since 1985 and Vice President, Human Relations of the Metal Buildings Division since May 1998. Mr. Humphries previously served as Vice President, Human Relations of the Company from 1997 until May 1998. Mr. Humphries was employed by Mid-West Steel Buildings Co., Inc. from 1976 to 1980 and by ABC from 1980 to 1985. Mr. Humphries has over 21 years of experience in the metal building industry.

         Other Key Managers:

         Jerry D. Boen, age 52, has served as Vice President, Marketing of the Metal Components Division of the Company since May 1998. Previously, he served as Vice President of Marketing of MBCI since 1980. Prior to joining MBCI, Mr. Boen was a sales manager for another building components company.

         David B. Curtis, age 38, has served as President of the Doors & Building Components Division of the Company since it was acquired from Doors & Building Components, Inc. in November 1995. Mr. Curtis was the founder of Doors & Building Components, Inc. and served as its President and Chief Executive Officer for more than five years.

         Charles W. Dickinson, age 47, has served as Vice President, Sales of the Metal Components Division of the Company since May 1998. Previously, he served as Vice President of Sales of MBCI since 1991 and was employed by MBCI for more than 16 years. Mr. Dickinson has over 23 years of experience in the metal building and components industry.

         John T. Eubanks, age 58, has served as President of the Mesco Metal Buildings Division of the Company since its acquisition by the Company in April 1996 from Anderson Industries, Inc.("Anderson"). Mr. Eubanks also served as President of the Mesco Metal Buildings division of Anderson from 1989 until April 1996, and as President of Anderson for more than five years.

         Leonard F. George, age 46, has served as a director of the Company since March 1993 and as Executive Vice President of the Metal Buildings Division of the Company since May 1998. Previously, Mr. George served as Executive Vice President of the Company from September 1992 until May 1998 and as the President of the A&S Buildings Division from October 1992 until December 1992. From 1987 to September 1992, Mr. George was employed as President, Vice President of Engineering, Assistant Vice President of Engineering and Regional Sales Manager of ABC. Mr. George has over 20 years of experience in the metal building industry.

         Kelly R. Ginn, age 37, has served as Vice President, Manufacturing of the Metal Components Division of the Company since May 1998. Previously, he served as Vice President of Manufacturing of MBCI since 1990. Prior to joining MBCI in 1985, Mr. Ginn worked as a Plant Superintendent for a large metal building manufacturer. Mr. Ginn has 19 years of experience in the metal building and components industry. Mr. Ginn is the son of A.R. Ginn, President and Chief Operating Officer of the Company.

         John W. Holmes, age 48, has served as President of the Metal Prep Division of the Company since May 1998. Previously, he served as President of Metal Prep, Inc., a subsidiary of MBCI, since 1996. Mr. Holmes was employed by MBCI for over 16 years and served as Sales Manager for two of MBCI's plants and as President of American Building Components, Inc., a subsidiary of MBCI. Before joining MBCI in 1981, Mr. Holmes was a Regional Manager for a metal building components manufacturer.

         Richard F. Klein, age 59, has served as President and Chief Operating Officer of the Metal Coaters Division of the Company since May 1998. Previously, he served as President of Metal Coaters, Inc., a subsidiary of MBCI, since 1987. Before joining MBCI in 1987, Mr. Klein spent nine years as Vice President of a large coil coating concern.

         Fredrick D. Koetting, age 40, has been Vice President, Operations of the Metal Building Division of the Company since May 1998. He previously served as a Vice President of the Company from May 1994 until May 1998. Prior to joining the Company in May 1994, Mr. Koetting served as an Account Manager for National Steel Corporation, a steel supplier of the Company, from 1991 until May 1994. Mr. Koetting served as a Manager of Customer Service for Granite City Steel, a division of National Steel Corporation, from 1989 until 1991.

         Alvan E. Richey, Jr., age 63, has been Vice President, Sales and Marketing of the Metal Buildings Division of the Company since May 1998. He previously served as Vice President, Sales and Marketing of the Company from July 1995 until May 1998. Mr. Richey has also been President of the A&S Buildings Division of the Company since December 1992. Prior to joining the Company in September 1992, Mr. Richey was employed by ABC for over 22 years. Mr. Richey has over 29 years of experience in the metal building industry.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid to the Company's Chief Executive Officer, each of the Company's four other most highly compensated persons who were executive officers at the end of the 1998 fiscal year and, with respect to Messrs. George and Richey, the two most other highly compensated individuals who served as executive officers of the Company during the 1998 fiscal year (collectively, the "Named Executive Officers"), with respect to each of the Company's last three fiscal years based on salary and bonus earned during such fiscal year.

                                                              Long-Term
                                       Annual Compensation   Compensation
                                     ----------------------- -------------
Name                                                          Securities  All Other
and                                                           Underlying   Compen-
Principal                                                      Options     sation
Position                      Year   Salary ($)    Bonus ($)    (#)(1)     ($)(2)
--------                      ----   ----------    ---------  ----------  ---------


C.A. Rundell, Jr              1998   $165,833      $125,625     40,000   $ 33,160
  Chairman of                 1997    120,834        89,062     25,000     32,660
  the Board                   1996    100,000        71,250       --      124,361

Johnie Schulte, Jr            1998   $338,333(3)   $256,875     40,000       --
  Chief Executive             1997    254,167       195,000     25,000       --
  Officer                     1996    233,333       168,750       --         --

A.R. Ginn                     1998   $200,000(4)       --         --     $    636
  President and Chief         1997       --            --         --         --
  Operating Officer           1996       --            --         --         --

Leonard F. George             1998   $224,167      $168,750     30,000   $ 10,000
  Executive Vice              1997    215,000       165,000     12.000      9,500
  President of Metal          1996    188,333       142,500     10,000      9,500
  Buildings Division

Alvan E. Richey, Jr           1998   $173,333      $131,250     30,000   $ 56,319
  Vice President, Sales       1997    161,667       123,750      8,000     55,870
  and Marketing of            1996    144,666       108,750       --      194,727
  Metal Buildings Division

Robert J. Medlock             1998   $158,383      $120,000     30,000   $ 56,316
  Executive Vice              1997    147,500       112,500      6,000     55,822
  President and Chief         1996    131,667       101,250      5,000    241,097
  Financial Officer

Kenneth W. Maddox             1998   $ 99,500(4)       --         --     $  3,586
  Executive Vice              1997       --            --         --         --
  President, Administration   1996       --            --         --         --

-------------------------
(1)       Options to acquire shares of Common Stock.

(2) This column is comprised of: (a) the Company's matching contribution under its 401(k) plan and (b) with respect to Messrs. Rundell, Medlock and Richey, an amount which represents the increase in present value during each of the three fiscal years of a retirement benefit under the Company's Supplemental Retirement Plan payable beginning when Mr. Rundell reaches the age of 70, Mr. Richey reaches the age of 67 and Mr. Medlock reaches the age of 65. The increase in present value of the vested portion of the retirement benefit included in this column for Messrs. Rundell, Richey and Medlock was $115,798, $185,227 and $231,597, respectively, for fiscal 1996, was $23,160, $46,370 and
          $46,322, respectively, for fiscal 1997 and was $23,160, $46,319, and $46,316, respectively, for fiscal 1998.

(3) The Company paid Mr. Schulte a base salary of $285,000 per year in his capacity as Chief Executive Officer of the Company from November 1997 until May 1998, at which time Mr. Schulte's base salary was increased to $400,000 per year.

(4) Represents the salary paid to Messrs. Ginn and Maddox from May 1998 (after the Company's acquisition of MBCI) until October 1998. The current base salary of Messrs. Ginn and Maddox is $400,000 and $200,000 per annum, respectively.

OPTION GRANTS DURING 1998 FISCAL YEAR

         The following table sets forth the options granted during fiscal 1998 to the Named Executive Officers pursuant to the Company's Nonqualified Stock Option Plan, as amended and restated (the "Stock Option Plan"). The Company did not grant any stock appreciation rights during fiscal 1998.

                                                                                               Potential
                                                                                          Realizable Value at
                                                                                             Assumed Annual
                                                                                          Rates of Stock Price
                                                                                              Appreciation
                                        Individual Grants                                    for Option Term
                   --------------------------------------------------------------        --------------------------
                                       % of
                                       Total
                                      Options
                                     Granted to      Exercise
                     Options         Employees        or Base            Expira-
                     Granted         in Fiscal         Price              tion
Name                   (#)              Year           ($/Sh)             Date            5% ($)           10% ($)
----               ----------       ------------      ---------        ----------        --------        ----------

C.A. Rundell, Jr.    40,000             7.7%           $22.813           4-7-08          $573,880        $1,454,320
Johnie Schulte, Jr.  40,000             7.7%           $22.813           4-7-08          $573,880        $1,454,320
A.R. Ginn             -----            -----             -----            -----             -----             -----
Leonard F. George    30,000             5.8%           $22.813           4-7-08          $430,410        $1,090,740
Alvan E. Richey, Jr. 30,000             5.8%           $22.813           4-7-08          $430,410        $1,090,740
Robert J. Medlock    30,000             5.8%           $22.813           4-7-08          $430,410        $1,090,740
Kenneth W. Maddox     -----            -----             -----            -----             -----             -----

OPTION EXERCISES DURING 1998 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

         The following table provides information related to options exercised by the Named Executive Officers and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                           Number of               Value of
                                                                    Securities Underlying         Unexercised
                                                                          Unexercised             In-the-Money
                                                                           Options at              Options at
                                                                           FY-End (#)                FY-End
                     Shares Acquired                                      Exercisable/              Exercisable/
Name                 on Exercise (#)        Value Realized(1)            Unexercisable           Unexercisable(1)
----                 ----------------       ------------------      ---------------------       -------------------

C.A. Rundell, Jr.              -----                     -----             12,500/77,500           $92,188/$571,563
Johnie Schulte, Jr.            -----                     -----            168,666/77,500        $3,344,344/$276,563
A.R. Ginn                      -----                     -----                     -----                      -----
Leonard F. George              -----                     -----            146,028/65,500        $2,446,489/$319,000
Alvan E. Richey, Jr.          13,000                  $338,725             71,554/52,000        $1,239,700/$219,750
Robert J. Medlock             20,000                  $439,200             61,948/49,000          $980,480/$175,750
Kenneth W. Maddox              -----                     -----                     -----                      -----

-----------------
(1) Value is calculated on the basis of the difference between the option exercise price and the market value of the Common Stock on the exercise date or at the end of the Company's fiscal year, as appropriate.

LONG-TERM INCENTIVE PLAN AWARDS DURING 1998 FISCAL YEAR

          The following table provides information related to awards pursuant to the Management Incentive Plan (as hereinafter defined) to the Named Executive Officers.

              LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                           Estimated Future Payouts
                                  Performance or                       Under Non-Stock Price Based Plans
                                Other Period Until                     ----------------------------------
Name                               Maturation(1)                        Target(2)             Maximum(2)
----                            ------------------                     ----------            ------------

C.A. Rundell, Jr.                         -----                             -----                  -----
Johnie Schulte, Jr.                       -----                             -----                  -----
A.R. Ginn                           May 4, 2003                        $  722,280             $  722,280
Leonard F. George                         -----                             -----                  -----
Alvan E. Richey, Jr.                      -----                             -----                  -----
Robert J. Medlock                         -----                             -----                  -----
Kenneth W. Maddox                   May 4, 2003                        $1,045,995             $1,045,995

-----------------------
(1) For a description of the terms and conditions, including the appropriate performance standard, of the Management Incentive Plan, please see "Executive Compensation--Employment and Change-in-Control Agreements."

(2) The amounts reported in these columns are the market value of the trust accounts as of December 31, 1998 established pursuant to the Management Incentive Plan for the benefit of Messrs. Ginn and Maddox. The amounts to be paid to Messrs. Ginn and Maddox at payout will be these amounts, as adjusted for any increases resulting from investment gains or decreases resulting from investment losses from December 31, 1998 until payout. In connection with the Company's acquisition of MBCI in May 1998, the Company deposited an aggregate of $684,760 and $993,370 into trusts pursuant to the Management Incentive Plan for Messrs. Ginn and Maddox, respectively.

COMPENSATION OF DIRECTORS

          Directors of the Company who are employees of the Company do not receive compensation as directors. The Company paid each non-employee director an annual fee of $15,000 plus expenses incurred by him and $500 for each meeting of the board of directors or committee meeting that he attended. Effective May 1, 1998, the Board of Directors increased the annual fee paid to non-employee directors to $20,500 plus expenses incurred and increased the payment for each meeting of the board of directors or committee meeting attended to $3,000. Each non-employee director also receives an annual grant of an option to purchase 2,000 shares of Common Stock of the Company pursuant to the Stock Option Plan. In addition, upon election to the Board of Directors, each new non-employee director will receive an initial grant of an option to purchase 5,000 shares.

          During fiscal 1998, the Company paid each of Messrs. Breedlove and Forbes an aggregate of $5,000 for special services rendered to the Company in connection with its acquisition of MBCI in May 1998. The Company has a deferred compensation agreement with Mr. McDonald, pursuant to which the payment of $65,000 earned by him for special services in 1993 has been deferred until 2004. Interest on the deferred compensation is accruing at the annual rate of 1 1/2% below the prime interest rate of the Company's principal lending bank.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

          Under the terms of an employment agreement, Mr. Schulte has agreed to serve in an executive capacity for the Company through December 1995, and thereafter for successive one-month periods until his discharge by the Company, his voluntary resignation or his death or disability, at a minimum annual salary of $125,000. His base salary rate may be increased at the discretion of the Board of Directors. If Mr. Schulte's employment with the Company is terminated, whether by voluntary termination by Mr. Schulte or by termination with or without cause by the Company, Mr. Schulte has agreed not to compete with the Company within a 500-mile radius of any of the Company's manufacturing facilities for a three-year period after such termination. In consideration of Mr. Schulte's covenant not to compete, Mr. Schulte is entitled to receive 100% of his then current base salary for the first 30 days after such termination or discharge, and will thereafter receive 75% of his base salary for the remainder of the three-year period. In addition, Mr. Schulte may continue to participate in the Company's group health insurance plan. The Company may elect to cease making noncompete payments to Mr. Schulte at any time, in which case Mr. Schulte would be relieved of his covenant not to compete.

          The Company maintains a nonqualified, unfunded benefit plan (the "Supplemental Plan") pursuant to which certain key employees of the Company are eligible to receive monthly benefits following their retirement with the Company, or if a participating key employee dies prior to retirement, his designated beneficiary is eligible to receive monthly preretirement survivor benefits. The Board of Directors determines the amount of retirement benefit to be payable to an eligible employee at the time the Board designates such employee as eligible to participate in the Supplemental Plan. Generally, a participant becomes vested in his retirement benefit under the Supplemental Plan at the rate of 10% for each year of service with the Company and becomes fully vested upon his disability or upon the occurrence of a change in control of the Company (as defined in the Supplemental Plan). Messrs. Rundell, Medlock and Richey are currently participants in the Supplemental Plan. The benefit payable to Mr. Rundell, beginning at age 70, is $50,000 per year for 10 years. The benefit payable to Mr. Richey, beginning at age 67, and Mr. Medlock, beginning at age 65, is $100,000 per year for 10 years. The Company has acquired certain life insurance policies to be used to discharge its obligations under the Supplemental Plan.

          The Company has entered into Split Dollar Life Insurance Agreements with certain key employees, including Messrs. Schulte and George, pursuant to which they are the owners of life insurance policies providing death benefits. The Company advances the annual premium on each policy and the insured employee pays income tax on the one-year term cost of his policy. Each insured employee has collaterally assigned an interest in his respective policy to the Company in an amount equal to the premiums paid by the Company. The policy on Mr. Schulte covers him and his wife and provides a death benefit of $5,000,000, payable after the death of both Mr. Schulte and his wife. The policy on Mr. George provides a death benefit of $3,000,000.

          Prior to its acquisition by the Company in May 1998, MBCI maintained the Metal Building Components, Inc. Executive Management Deferred Compensation Plan (the "MBCI Compensation Plan") and the Metal Building Components, Inc. Long-Term Management Incentive Scheme (the "MBCI Incentive Plan"). Concurrently with the Company's acquisition of MBCI in May 1998, MBCI paid the participants in the MBCI Incentive Plan the vested portion of the amounts being held for their accounts under the MBCI Incentive Plan and that plan was terminated. The unvested portions of their accounts were forfeited to the Company and deposited into a trust established pursuant to the Metal Building Components, L.P. and Metal Coaters Operating, L.P. Management Incentive Plan and related trust agreements (the "Management Incentive Plan") for certain officers of MBCI, including $684,760 for the account of Mr. A. R. Ginn and $993,370 for the account of Mr. Maddox. The Company also issued an aggregate of 1,400,000 unregistered shares of Common Stock (which the Company booked at a value of $32.2 million for financial reporting purposes) at the closing to certain officers and employees of MBCI, including 500,000 and 238,000 shares to Messrs. Ginn and Maddox (which the Company booked at a value of $11,500,000 and $5,474,000, respectively, for financial reporting purposes) in exchange for their future interests in the MBCI Incentive Plan, their withdrawal from the MBCI Incentive Plan and their consent to the termination of the MBCI Compensation Plan.

          The funds held pursuant to the Management Incentive Plan are invested by the trustee, a national banking association, in accordance with the terms of the Management Incentive Plan and may not be invested in the Common Stock of the Company. The amounts held in trust for the participants in the Management Incentive Plan, after taking into account any investment income and losses thereon, will be held in trust for the account of each participant until the fifth anniversary of the Company's acquisition of MBCI, unless earlier forfeited and distributed to the Company in accordance with the forfeiture provisions set forth in the Management Incentive Plan. On the fifth anniversary date, the entire balance then held in trust for the participants will become 100% vested. Subject to certain provisions of the Management Incentive Plan, promptly following the fifth anniversary of the Company's acquisition of MBCI, the

Company will distribute to each participant the entire balance of his individual trust account, and all theretofore undistributed income thereon, then being held for the account of the participant if either: (i) the participant, on such fifth anniversary date, is then and has, since the date of the Company's acquisition of MBCI, continuously been employed by the Company and has not, during such period, breached or violated certain covenants set forth in that certain Confidentiality, Non-Competition and Non-Solicitation Agreement, dated May 1, 1998 (the "Non-Competition Agreement"), by and among the Company and the participants in the Management Incentive Plan; or (ii) the participant is not an employee of the Company on such fifth anniversary date but (a) the participant either died or justifiably terminated his employment as a result of certain actions or events, including, among others, a change in control of the Company (as set forth in the Management Incentive Plan); and (b) during the continuous period beginning with the Company's acquisition of MBCI and ending on the fifth anniversary date thereof, the participant has not breached or violated certain covenants set forth in the Non-Competition Agreement.

         Messrs. Ginn and Maddox are subject to the Non-Competition Agreement, pursuant to which they have agreed that they will not compete with the Company until the later of the fifth anniversary of the date of consummation of the Company's acquisition of MBCI or the second anniversary of the termination or cessation of their employment with the Company for any reason whatsoever. If Messrs. Ginn or Maddox breach this covenant or certain others, they will forfeit their rights to receive distributions under the Management Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is responsible for determining executive compensation. Mr. Arnett, Mr. McDonald and Mr. Zabcik are the only members of the Compensation Committee. Neither Mr. Arnett, Mr. McDonald nor Mr. Zabcik are officers or employees of the Company. Mr. Zabcik was an officer of the Company from 1989 until October 1993 and was a part-time employee of the Company from October 1993 until early 1997.

REPORT OF THE COMPENSATION COMMITTEE

          The principal elements of compensation provided to executive and other officers of the Company, including Mr. Johnie Schulte, the Chairman of the Executive Committee and Chief Executive Officer of the Company, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under the Company's annual cash bonus program ("Bonus Program") if performance exceeds targeted levels. Option grants under the Stock Option Plan also have been utilized as a principal component of compensation.

          Mr. Schulte, the Chairman of the Executive Committee and Chief Executive Officer of the Company, is entitled to receive a minimum annual salary of $125,000 pursuant to his employment agreement with the Company. Subject to this minimum, Mr. Schulte's base salary rate may be adjusted at the discretion of the Board of Directors based upon such factors as the Board of Directors deems appropriate. Mr. Schulte's base salary at the beginning of fiscal 1998 was $285,000. In May 1998, after the Company's acquisition of MBCI, the Board of Directors increased Mr. Schulte's base salary to $400,000 per year to reflect the greater complexity in managing the combined company and as part of other general salary adjustments to equalize management salary levels.

          For fiscal 1998 and prior fiscal years, the Bonus Program provided annual cash bonuses to members of management based on the return on operating assets of the Company for the fiscal year, as calculated in accordance with the Bonus Program ("ROA"). No bonus would be given pursuant to the Bonus Program unless the ROA of the Company was at least 20%. If the ROA was 20%, Level I participants, which included Mr. Schulte, Mr. George, Mr. Richey, Mr. Medlock, Mr. Rundell and, after the MBCI acquisition in May 1998, Mr. Ginn, would receive bonuses equal to 37.5% of their base salary for the fiscal year and

Level II participants, which included Mr. Maddox after the MBCI acquisition in May 1998, and Level III participants would receive bonuses equal to 25% and 12-1/2%, respectively, of their base salary for the fiscal year. The percentage of base salary payable as a bonus increased proportionately with increases in the ROA achieved. The maximum bonuses payable under the Bonus Program were 75%, 50% and 25% of base salary for Level I, II and III participants, respectively, if the ROA for the Company was 30% or more. In fiscal 1998, the ROA for the Company exceeded 30%, so all eligible participants received the maximum available bonus.

          The Compensation Committee believes that this performance-based bonus program enabled the Company to provide base compensation to its management group below comparable rates paid by other companies, in exchange for generous bonuses when warranted by the Company's performance. The Compensation Committee believes that basing bonuses on achievement a of minimum ROA provides incentives to management to aggressively manage asset accounts as well as income and expense categories. The Compensation Committee believes that these incentives result in increased cash flows to the Company.

          In December 1998, the Compensation Committee amended and restated the Bonus Program (the "Restated Program") for fiscal 1999 and subsequent years. Under the Restated Program, Level 1 and Level 2 participants will be eligible for the award of an annual cash bonus equal to a percentage of their respective base salaries, based upon the Company's achievement of both a minimum ROA and a minimum increase in earnings per share for the fiscal year. No cash bonuses will be awarded to Level 1 or Level 2 participants if both ROA and earnings per share growth are less than 20% or ROA is less than 10%. The percentage of base salary payable as a bonus increases proportionately with increases in the ROA and earnings per share growth achieved. The maximum bonus for Level 1 participants, including Messrs. Ginn, Medlock, Maddox, Rundell and Schulte for fiscal 1999, will be 127.5% of base salary. The maximum bonus for Level 2 participants, including Messrs. George and Richey for fiscal 1999, will be 85% of base salary. In addition, under the Restated Program, Level 3 and Level 4 participants will be eligible for the award of a cash bonus equal to a percentage of their respective base salaries, based upon the Company's achievement of a minimum ROA for the fiscal year. No cash bonuses will be awarded to Level 3 or Level 4 participants if the ROA is less than 20%. If ROA is 20% or more, Level 3 participants will be eligible for the award of a cash bonus equal to 25% of base salary and an additional 1.25% of base salary for each 1% increment in ROA over 20%. The maximum bonus for Level 3 participants will be 50% of base salary. If ROA is 20% or more, Level 4 participants will be eligible for the award of a cash bonus equal to 12.5% of base salary and an additional 0.625% of base salary for each 1% increment in ROA over 20%. The maximum bonus for Level 4 participants will be 25% of base salary.

          The Committee believes that the Restated Program continues to allow the Company to provide base compensation to its management group below comparable rates paid by other companies, in exchange for generous bonuses when warranted by the Company's performance. The Compensation Committee also believes that including the achievement of earnings per share growth as an additional bonus criteria for top management provides incentives to maximize stockholder value and growth, while retaining the historical ROA incentive to aggressively manage asset accounts and income and expense categories.

          Certain members of management also receive benefits pursuant to the Supplemental Plan, the Split Dollar Life Insurance Agreements, the Management Incentive Plan and the various other arrangements described above under "Employment and Change-in-Control Agreements." The Compensation Committee believes that benefit programs such as these, which address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans, are critical in attracting and retaining quality executives.

          At this time, based on the Company's current executive structure, the Company does not believe it is necessary to adopt a policy with respect to qualifying executive compensation in excess of $1.0 million for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

         This report is submitted by the members of the Compensation Committee.

                                       T.C. ARNETT
                                       ROBERT N. MCDONALD
                                       DANIEL D. ZABCIK

          In accordance with the rules and regulations of the Securities and Exchange Commission, the foregoing report of the Compensation Committee and the performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

STOCK PERFORMANCE CHART

          The following chart compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock from November 1993 to the end of the fiscal year ended October 31, 1998 with the cumulative total return on the New York Stock Exchange Index, the Nasdaq Market Index and the MG Industry Group 634 - General Building Materials, a peer group. The Company's Common Stock traded on the Nasdaq Stock Market until August 13, 1998, at which time the Company's Common Stock began trading on the New York Stock Exchange. The comparison assumes $100 was invested on November 1, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


[GRAPHIC OMITTED]


                            STOCK PERFORMANCE CHART

                          1993        1994          1995          1996          1997           1998
                          ----       ------        ------        ------        ------         ------

NCI                       100        110.29        136.76        192.65        214.34         254.41

MG Industry Group         100        101.13        118.41        139.15        161.04         167.95

NYSE                      100        103.72        121.76        148.68        193.44         223.13

NASDAQ                    100        106.32        126.11        148.10        194.09         219.46

                    BOARD MEETINGS, COMMITTEES AND ATTENDANCE

          The Board of Directors of the Company met seven times during the fiscal year ended October 31, 1998. Each director attended at least 80% of the called meetings. The Board of Directors currently has appointed three committees, the Executive Committee, the Audit Committee and the Compensation Committee. In addition, after the Company's acquisition of MBCI, the Board of Directors established the Ad Hoc Organization Committee.

EXECUTIVE COMMITTEE

          The Executive Committee is generally authorized to act on behalf of the Board of Directors of the Company between scheduled meetings of the Board of Directors to the fullest extent permitted by Delaware corporate law, provided, however that the Executive Committee does not have the authority to commit over $10.0 million of the Company's resources with respect to a matter or a series of related matters, approve amendments to the Company's charter or by-laws or approve certain extraordinary corporate transactions. The members of the Executive Committee are Mr. Ginn, Mr. Rundell and Mr. Schulte, with Mr. Schulte serving as Chairman of the Executive Committee. The Executive Committee met two times during the fiscal year ended October 31, 1998.

AUDIT COMMITTEE

          The Audit Committee is responsible for engaging and discharging the independent auditors of the Company and for monitoring internal audit functions and procedures. In addition, the Audit Committee is responsible for overseeing and reviewing all of the joint venture commitments of the Company and for reviewing the integrity and effectiveness of the Company's computer systems, including Year 2000 compliance. The members of the Audit Committee are Mr. Breedlove and Mr. Forbes, with Mr. Forbes serving as Chairman of the Audit Committee. The Audit Committee is comprised solely of directors who are not officers or employees of the Company. The Audit Committee met one time during the fiscal year ended October 31, 1998.

COMPENSATION COMMITTEE

          The Compensation Committee is responsible for review and making recommendations to the Board of Directors on all matters relating to compensation and benefits provided to executive management. The members of the Compensation Committee are Mr. Arnett, Mr. McDonald and Mr. Zabcik, with Mr. Arnett serving as Chairman of the Compensation Committee. The Compensation Committee is comprised solely of directors who are not officers or employees of the Company. The Compensation Committee met five times during the fiscal year ended October 31, 1998.

AD HOC ORGANIZATION COMMITTEE

          The Ad Hoc Organization Committee is responsible for, either independently of or together with the Executive Committee, reviewing, evaluating and making recommendations with respect to all aspects of the Company's organizational makeup and direction and the integration of the operations and management of MBCI with the historical operations of the Company. The members of the Ad Hoc Organization Committee are Mr. Arnett, Mr. Breedlove and Mr. Forbes. The Ad Hoc Organization Committee has the authority to operate until June 24, 1999 and is comprised solely of directors who are not officers or employees of the Company. The Ad Hoc Organization Committee met two times during the fiscal year ended October 31, 1998.

                             SECTION 16 REQUIREMENTS

          Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on its review of the copies of such forms received by it with respect to fiscal 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Mr. Breedlove was late with respect to three of his filings, Mr. Rundell was late reporting his indirect ownership of shares held by a foundation for which he serves as trustee and Mr. Schulte was late with respect to one of his filings.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

          Southwest Bolt, Inc., a corporation in which Mr. Zabcik is the President and owns 25% of the capital stock, is the Company's primary supplier of structural bolts. In fiscal 1998, the Company made purchases from Southwest Bolt, Inc. in the amount of $1.86 million.

         With respect to certain transactions between the Company and Messrs. Ginn and Maddox, please see "Executive Compensation--Employment and Change-in-Control Agreements."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

          Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended October 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement. The representative will be available to answer appropriate stockholder questions.

                             STOCKHOLDERS' PROPOSALS

          Any stockholder who may wish to present a proposal for inclusion in the Company's proxy material for consideration at the annual meeting of stockholders to be held in 2000 must submit such proposal in writing in to the Secretary of the Company at the address shown on the first page of this Proxy Statement not later than October 3, 1999. That proposal must comply with Section 8 of Article II of the Company's Amended and Restated By-Laws (the "By-Laws") and, if it is to be included in the Company's proxy materials, Rule 14a-8 under the Exchange Act. The By-Laws permit the Board of Directors or the presiding officer of the annual meeting of stockholders to be held in 2000 to reject any proposal submitted for that meeting after October 3, 1999 or that otherwise does not comply with the By-Laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by the Board of Directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

                                  MISCELLANEOUS

          The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters.

          The information contained in the Proxy Statement relating to the occupations and security holdings of the directors and officers of the Company and their transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

          The 1998 Annual Report to Shareholders of the Company, which includes financial statements and accompanies this Proxy Statement, does not form any part of the materials for the solicitation of proxies.

                                       By Order of the Board of Directors

                                            /s/ DONNIE R. HUMPHRIES

                                                Donnie R. Humphries,
                                                     Secretary

Houston, Texas
February 2, 1999

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                           NCI BUILDING SYSTEMS, INC.

    The undersigned hereby (i) acknowledges receipt of the Notice dated February 2, 1999, of the Annual Meeting of Stockholders of NCI Building Systems, Inc. (the "Company") to be held at the Company's offices located at 7301 Fairview, Houston, Texas on Wednesday, March 17, 1999 at 10:00 a.m., local time, and the Proxy Statement in connection therewith; and (ii) appoints C.A. Rundell, Jr. and Johnie Schulte, Jr., and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted as follows:

(a) Proposal to elect three Class III directors to serve until the 2002 Annual Meeting of Stockholders, or until their respective successors are elected and qualified.

[ ]  FOR all nominees listed below (except as       [ ]  WITHHOLD AUTHORITY to vote for all nomi-
     marked to the contrary)                             nees listed below

   Directors: William D. Breedlove, Robert J. Medlock and Johnie Schulte, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)
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(b) In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.
               [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN

                  (Continued and to be signed on reverse side)

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

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                          (Continued from other side)

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

    If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                          Dated:
                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          Please date this Proxy and sign your
                                          name exactly as it appears hereon.
                                          Where there is more than one owner,
                                          each should sign. When signing as an
                                          attorney, administrator, executor,
                                          guardian or trustee, please add your
                                          title as such. If executed by a
                                          corporation, the Proxy should be
                                          signed by a duly authorized officer.

                                          Please date, sign and mail this proxy
                                          card in the enclosed envelope. No
                                          postage is required.

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